Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Profusa, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, underlying Public Warrants	(1)	Other	126,500	$862.50	$109,106,250.00		$15,067.57
Fees to be Paid	Equity	Common Stock	(2)	Other	333,333	2.39	796,665.87	0.0001381	110.02
Fees to be Paid	Equity	Common Stock	(3)	Other	63,250	2.39	151,167.50	0.0001381	20.88
Fees Previously Paid	Equity	Common Stock, underlying Private Warrants	(4)	Other	97,966	862.50	84,495,675.00		11,668.85
Fees Previously Paid	Equity	Representative's shares of Common Stock underlying Representative Warrants	(5)	Other	7,590	862.50	6,546,375.00		904.05
Fees to be Paid	Equity	Inducement Shares of Common Stock	(6)	Other	2,000	2.39	4,780.00	0.0001381	0.66
Fees to be Paid	Equity	Common Stock	(7)	Other	75,725	$2.39	$180,982.75	0.0001381	$24.99

Total Offering Amounts:							$201,281,896.12		27,797.02
Total Fees Previously Paid:									28,082.69
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

On February 9, 2026, the Registrant effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). As a result, each 75 shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were converted into one share of common stock.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the price at which the Public Warrants, Private Placement Warrants, and Representative Warrants may be exercised.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

On February 9, 2026, the Registrant effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). As a result, each 75 shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were converted into one share of common stock.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

On February 9, 2026, the Registrant effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). As a result, each 75 shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were converted into one share of common stock.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the price at which the Public Warrants, Private Placement Warrants, and Representative Warrants may be exercised.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

On February 9, 2026, the Registrant effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). As a result, each 75 shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were converted into one share of common stock.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the price at which the Public Warrants, Private Placement Warrants, and Representative Warrants may be exercised.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

On February 9, 2026, the Registrant effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). As a result, each 75 shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were converted into one share of common stock.
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on February 13, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

On February 9, 2026, the Registrant effected a 1-for-75 reverse stock split of its common stock (the “Reverse Stock Split”). As a result, each 75 shares of common stock issued and outstanding immediately prior to the Reverse Stock Split were converted into one share of common stock.